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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-4 of Rainwire Partners, Inc. of our reports dated July 24, 2001, except as to
Note 2 as to which the date is December 14, 2001 relating to the financial statements of Oasis Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Powell & Booth, P.C.

Atlanta, Georgia
January 10, 2002